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                                                                     EXHIBIT 21
                         SUBSIDIARIES OF THE COMPANY
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                                                            Jurisdiction of
Name                                                        Incorporation
----                                                        ---------------
Squires Homes, Inc. ......................................  Delaware
Beazer Homes Corp. .......................................  Tennessee
Beazer/Squires Realty, Inc. ..............................  North Carolina
Beazer Homes Sales Arizona Inc. ..........................  Delaware
Beazer Homes Nevada Inc. .................................  Nevada
Beazer Homes, Inc. .......................................  Delaware
Beazer Homes California Inc. .............................  Delaware
Beazer Realty Corp. ......................................  Georgia
Panitz Homes Realty, Inc. ................................  Florida
Beazer Homes Holdings Corp. ..............................  Delaware
Beazer Homes Texas Holdings Corp. ........................  Delaware
Beazer Homes Texas LP ....................................  Texas
Beazer Mortgage Corp .....................................  Delaware
United Home Insurance Corp................................  Vermont

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